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                                                           EXHIBIT 23.3

[HARDCASTLE BURTON LETTERHEAD]                   HARDCASTLE BURTON
                                                 Chartered Accountants
                                                 Registered Auditors
Our reference:     GP/GC/X00980
                                                 Lake House, Market Hill
Your reference:                                  Royston, Herts SG8 9JN
                                                 Tel: 01763 247371
BY FAX and post                                  Fax: 01763 245521
Mr. J P Butler, Esq.                             e-mail:mailbox@hb.royston.co.uk
MicroTel International, Inc.
4290 East Brickell Street                        Offices at:
Ontario, CA 91760                                Hoddesdon  Redbourn
                                                 Northwood  Newmarket

                                                          23 September 1998

Dear Sir,

XCEL CORPORATION LIMITED

As requested, we hereby enclose an original signed audit report on the above company's financial statements for the year ended 30 September 1996.

Furthermore, we hereby consent to this audit report being included within the filing.

Yours faithfully,

HARDCASTLE BURTON
/s/HARDCASTLE BURTON


A member firm of
THE UK 200 GROUP
PRACTICING CHARTERED ACCOUNTANTS


      Authorised To Carry On Investment Business By The Institute Of Chartered
                          Accountants In England And Wales